LiveRamp Elevates Vihan Sharma to EVP of Global Revenue to Lead All Global Commercial Efforts

New Leadership Structure for Global Commercial Organization to Drive Next Chapter of Growth

Company Reaffirms Guidance for the Fourth Quarter and Full Year ended March 31, 2022

SAN FRANCISCO, Calif., April 29, 2022—LiveRamp® (NYSE: RAMP), the leading global data enablement platform, today announced Vihan Sharma, Senior Vice President of Safe Haven® and Managing Director Europe, has been promoted to the newly created role of Executive Vice President of Global Revenue, effective May 2, 2022. In this expanded role, he will oversee all global commercial functions, including within the U.S. In addition, Sharma will continue to serve as MD of Europe. This appointment is part of LiveRamp’s new leadership structure for its commercial organization that will unite the Company’s global sales force and best position LiveRamp to build on its momentum with the Safe Haven enterprise platform and drive continued growth.

Vihan Sharma is a proven leader with more than two decades of industry experience. As SVP of Safe Haven and MD of Europe, he has led the successful global rollout of LiveRamp’s enterprise platform, helping clients worldwide leverage its platform to drive growth for their businesses. Mr. Sharma has also served as an instrumental leader in LiveRamp’s expanded global partnership with Carrefour, positioning LiveRamp as a critical accelerator for Carrefour’s transformation into an industry-leading data-driven retailer.

“Vihan is a seasoned LiveRamp executive with a deep understanding of our business, clients, and people, and I am thrilled for him to lead our united global sales force and commercial efforts in this expanded role,” said LiveRamp CEO Scott Howe. “Vihan has been integral to LiveRamp’s European growth and operations, as well as the success of our Safe Haven business, where he has overseen significant milestones including expanding to multiple industries across retail and CPG, media, telecommunications, and financial services. We are grateful for Vihan’s leadership and look forward to further benefiting from his expertise as we build on the strong momentum underway with our enterprise platform.”

“LiveRamp is a clear leader within our industry, and I am excited by the opportunity to further expand our reach and accelerate our global impact in this new role,” said Mr. Sharma. “As we continue to upgrade our customer base to our enterprise platform, our clients are looking to us for continuous innovation and meeting and exceeding their needs. I’m more confident than ever in LiveRamp’s ability to execute on our goals, and look forward to working closely with our talented team around the world to ensure we’re well positioned to reach our full potential.”

In connection with this announcement, Diego Panama will step down as LiveRamp’s Chief Commercial Officer to pursue another opportunity outside the organization.

“On behalf of the entire LiveRamp team, I’d also like to thank Diego for his valuable contributions to LiveRamp over the past eight years,” continued Howe.

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Reaffirms Fiscal 2022 Fourth Quarter and Full Year Guidance

LiveRamp also announced that it is reaffirming the following guidance for the fourth quarter and full year ended March 31, 2022, as previously reported in its press release dated February 09, 2022:

Fiscal 2022 Guidance	Fourth Quarter	Full Year

Consolidated (approximate $M's)

Revenue	$139	$526

GAAP Operating Loss	$31	$69

Non-GAAP Operating Income	$2	$41

A reconciliation between GAAP and non-GAAP items is provided in a schedule to this press release.

The above statements reflect the Company’s preliminary estimates, are based upon information available to the Company as of the date of this press release and are subject to change in connection with the finalization of the Company's financial closing procedures and financial statements for the fourth quarter and full year ended March 31, 2022. The Company's actual results may vary materially from these estimates. In addition, the Company's independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, this preliminary data. Accordingly, these estimates should not be viewed as a substitute for the Company's full audited financial statements.

LiveRamp currently expects to report its fourth quarter and full year financial results and to file its Annual Report on Form 10-K at the end of May 2022. At that time, the Company will provide additional information, including its full financial results and commentary and its outlook for fiscal year 2023.

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About LiveRamp

LiveRamp is the leading data enablement platform for the safe, easy and effective use of data. Powered by core identity resolution capabilities and an unparalleled network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes. LiveRamp’s fully interoperable and neutral infrastructure delivers end-to-end addressability for the world’s top brands, agencies, and publishers. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”), including statements regarding financial guidance for the fourth quarter and full year ended March 31, 2022, future reporting of audited financial results and outlook for fiscal 2023. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to COVID-19 and the associated impact on our employees, suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; and attracting and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while working remotely and within a rapidly changing industry, while also avoiding disruption from acquisition and divestiture activities. Our international operations are also subject to risks that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2021 ended March 31, 2021, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2022.

The forward-looking statements contained in this press release are made as of the date hereof, and LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

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For more information, contact:

LiveRamp Investor Relations
Lauren Dillard
Investor.Relations@LiveRamp.com

LiveRamp PR
Christine Travis
PR@LiveRamp.com

LiveRamp®, RampID™, Abilitec®, Safe Haven® and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	March 31, 2022	March 31, 2022

GAAP loss from operations	$(31,000)	$(69,000)

Excluded items:
Purchased intangible asset amortization	5,000	19,000
Non-cash stock compensation	28,000	90,000
Restructuring and transformation costs	—	1,000
Total excluded items	33,000	110,000

Non-GAAP income from operations	$2,000	$41,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
FISCAL 2022 FINANCIAL GUIDANCE
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

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Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

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